UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 13, 2010

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants’ telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

ITEM 8.01     OTHER EVENTS.

Idaho Rate Settlement

As previously reported, on November 6, 2009, Idaho Power Company (“Idaho Power”), its customer groups, and the staff of the Idaho Public Utilities Commission (the “Parties”) filed an application with the Idaho Public Utilities Commission (“IPUC”) for approval of a stipulation entered into by the Parties on November 6, 2009 (“Stipulation”).  The Stipulation sets forth the Parties’ agreement on a number of rate issues for a period running through December 31, 2011.  On January 13, 2010, the IPUC issued its order approving the Stipulation as submitted by the Parties (“Order”).   The Order and the Stipulation are furnished as exhibits hereto.

The Stipulation provides for a moratorium on filing general revenue requirement cases that would result in a general rate case adjustment becoming effective prior to January 1, 2012.  The moratorium is not applicable to rate proceedings specified in the Stipulation, including, among others, the annual Power Cost Adjustment (the “PCA”), the annual Fixed Cost Adjustment, Idaho Power pension funding, and Advanced Metering Infrastructure.

The Stipulation also provides for sharing between customers and Idaho Power based on the 2010 PCA reduction expected to be filed on April 15, 2010 for the 2010-2011 PCA year.  The amount of the 2010 PCA reduction will depend upon a variety of factors, including 2009-2010 snow pack levels, customer demand levels and wholesale power prices.  The schedule below shows how the 2010 PCA sharing amounts would be allocated between the Company and its customers, depending on the amount of the 2010 PCA reduction (amounts shown are in millions of dollars).

PCA Reduction	Idaho Power Benefit	Idaho Retail Customer Benefit	Net Power Supply Expense Increase
$220	$25	$120	$75
200	25	100	75
180	25	80	75
160	25	60	75
145	25	45	75
135	20	40	75
120	20	40	60
100	20	40	40
80	20	40	20
60	20	40	-
40	20	20	-
20	10	10	-
-	-	-	-

Idaho Power’s share of any PCA reduction would increase its base rate revenues, while the customers’ share would reduce their PCA rates, in each case effective June 1, 2010.  If the PCA reduction exceeds $60 million, the excess will be applied to offset any increase in base net power supply expenses.  The Stipulation’s sharing mechanism will allow Idaho Power and its customers to benefit from Idaho Power earnings initiatives during the term of the Settlement.

The amounts shown in the PCA benefits schedule for Net Power Supply Expense Increase are estimates.  The Stipulation provides that Idaho Power will file a request with the IPUC to increase base net power supply expenses for ratemaking purposes prior to implementing the 2010 PCA.  The Stipulation further provides that the parties to the Stipulation agree to work toward an agreement on the maximum increase in base net power supply expenses.  On January 19, 2010, Idaho Power filed a request with the IPUC to increase base net power supply expenses $74.8 million for ratemaking purposes prior to implementing the 2010 PCA.

The Stipulation includes a provision to share earnings with customers if Idaho Power earns more than its authorized Return on Equity (“ROE”) in any year from 2009 through 2011 on year-end equity in the Idaho jurisdiction.  The Idaho jurisdiction represents approximately 95 percent of Idaho Power’s total equity investment.  As of September 30, 2009, Idaho Power’s total equity investment was approximately $1.3 billion.  The Stipulation sets the Idaho jurisdictional ROE at the existing 10.5 percent in any regulatory matter to be determined by the IPUC before December 31, 2011.  Any actual earnings above this level will be shared equally between Idaho Power’s customers and Idaho Power.  Additionally, the Stipulation provides Idaho Power the opportunity to amortize additional Accumulated Deferred Investment Tax Credits (“ADITC”) of up to $45 million over the three-year period to help achieve a minimum ROE of 9.5 percent.  In 2009, the dollar amount of additional ADITC that can be used toward increasing ROE is limited to $15 million.  Any unused amount may be carried over for use in 2010 and 2011 provided that the additional amortization of ADITC does not exceed $25 million in either year.  Idaho Power will not be permitted to use additional ADITC for any year during the three-year period in which its actual year-end ROE exceeds 9.5 percent in the Idaho jurisdiction.

The Order modifies Idaho Power’s potential earnings in the Idaho retail jurisdiction for years 2009, 2010 and 2011 by allowing the use of available ADITC in years when a 9.5 percent ROE is not achieved and establishing earnings sharing in years when a 10.5 percent ROE is exceeded.  If actual earnings result in an ROE below the 9.5 percent minimum ROE in a given year, the available ADITC for that year will be applied to increase actual earnings to a level resulting in a 9.5 percent Idaho jurisdictional ROE.  Assuming the available ADITC is the minimum annual amount of $15 million, the following scenarios represent potential outcomes, all based on Idaho jurisdiction amounts.  If actual earnings deliver an ROE that is above 9.5 percent but below 10.5 percent, no additional ADITC will be utilized.  If actual earnings deliver an ROE that is less than 9.5 percent, then up to $15 million of additional ADITC will be added to earnings to increase the ROE to 9.5 percent.  If the full $15 million of additional ADITC does not increase the ROE to 9.5 percent,  the ROE will remain below 9.5 percent.  If actual earnings exceed a 10.5 percent ROE, amounts over 10.5 percent are to be shared equally between Idaho Power and its customers.

The examples above do not take into account Idaho Power earnings from the Oregon retail jurisdiction or IDACORP non-regulated subsidiary earnings or holding company expenses.

The Company and other interested parties have until February 3, 2010 to petition the IPUC for reconsideration of the Order.

Certain statements contained in this Current Report on Form 8-K, including statements with respect to future earnings, ongoing operations, and financial conditions, are forward-looking statements within the meaning of federal securities laws.  Although IDACORP and Idaho Power Company believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Factors that could cause actual results to differ materially from the forward-looking statements include: the effect of regulatory decisions by the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Federal Energy Regulatory Commission affecting our ability to recover costs and/or earn a reasonable rate of return including, but not limited to, the disallowance of costs that have been deferred; changes in and compliance with state and federal laws, policies and regulations including new interpretations by oversight bodies, which include the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Western Electricity Coordinating Council, the Idaho Public Utilities Commission and the Oregon Public Utility Commission, of existing policies and regulations that affect the cost of compliance, investigations and audits, penalties and costs of remediation that may or may not be recoverable through rates; changes in tax laws or related regulations or new interpretations of applicable law by the Internal Revenue Service or other taxing jurisdictions; litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and penalties and settlements that influence business and profitability; changes in and compliance with laws, regulations, and policies including changes in law and compliance with environmental, natural resources, endangered species and safety laws, regulations and policies and the adoption of laws and regulations addressing greenhouse gas emissions, global climate change, and energy policies; global climate change and regional weather variations affecting customer demand and hydroelectric generation; over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities; construction of power generation, transmission and distribution facilities, including an inability to obtain required governmental permits and approvals, rights-of-way and siting, and risks related to contracting, construction and start-up; operation of power generating facilities including performance below expected levels, breakdown or failure of equipment, availability of transmission and fuel supply; changes in operating expenses and capital expenditures, including costs and availability of materials, fuel and commodities; blackouts or other disruptions of Idaho Power Company’s transmission system or the western interconnected transmission system; population growth rates and other demographic patterns; market prices and demand for energy, including structural market changes; increases in uncollectible customer receivables; fluctuations in sources and uses of cash; results of financing efforts, including the ability to obtain financing or refinance existing debt when necessary or on favorable terms, which can be affected by factors such as credit ratings, volatility in the financial markets and other economic conditions; actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria; changes in interest rates or rates of inflation; performance of the stock market, interest rates, credit spreads and other financial market conditions, as well as changes in government regulations, which affect the amount and timing of required contributions to pension plans and the reported costs of providing pension and other postretirement benefits; increases in health care costs and the resulting effect on medical benefits paid for employees; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; homeland security, acts of war or terrorism; natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind and fire; adoption of or changes in critical accounting policies or estimates; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements. Any such forward-looking statements should be considered in light of such factors and others noted in the companies’ Annual Report on Form 10-K for the year ended December 31, 2008, 10-Q for the first quarter ended March 31, 2009, 10-Q for the second quarter ended June 30, 2009, 10-Q for the third quarter ended September 30, 2009 and other reports on file with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

 ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Number	Description
99.1	Order No. 30978, dated January 13, 2010, issued by the Idaho Public Utilities Commission in Case No. IPC-E-09-30.
99.2	Stipulation, dated November 6, 2009, filed with the Idaho Public Utilities Commission in Case No. IPC-E-09-30.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  January 22, 2010

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President -
Administrative Services
and Chief Financial Officer